Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME AND RECORD ADJUSTED EBITDA

FOR FOURTH QUARTER AND FULL 2013 FISCAL YEAR

•                 Fourth Quarter Net Income of $0.13 per Diluted Share Compared to Prior Fourth Quarter Net Loss of $0.18 per Diluted Share

•                 Full Year Net Income of $0.12 per Diluted Share Compared to Prior Year Net Loss of $0.43 per Diluted Share

•                 Fourth Quarter Adjusted EBITDA of $340.3 Million Compared to Adjusted EBITDA of $274.3 Million in Prior Fourth Quarter

•                 Full Year Adjusted EBITDA of $1,128.4 Million Compared to Adjusted EBITDA of $942.9 Million in Prior Year

•    Prior-Year Included Benefit of 53rd Week

•                 Provides Outlook for Fiscal 2014

CAMP HILL, Pa. (April 11, 2013)—Rite Aid Corporation (NYSE: RAD) today reported net income for the fourth quarter and fiscal year ended March 2, 2013.

For the fourth quarter, the company reported revenues of $6.5 billion, net income of $123.1 million or $0.13 per diluted share and Adjusted EBITDA of $340.3 million or 5.3 percent of revenues.

For the full year, Rite Aid reported revenues of $25.4 billion, net income of $118.1 million or $0.12 per diluted share and Adjusted EBITDA of $1,128.4 million or 4.4 percent of revenues.

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Rite Aid FY13 Q4 Press Release – page 2

“Thanks to the hard work of our entire Rite Aid team, we generated outstanding results in the fourth quarter, which helped us to deliver one of the best full-year performances in company history,” said Rite Aid Chairman, President and CEO John Standley. “In addition to setting a new company record for full-year Adjusted EBITDA, we generated full-year net income for the first time since fiscal 2007.”

“For Rite Aid, being able to report these results is a great moment that has been many years in the making. I’m very proud of our nearly 90,000 associates, who have worked together to execute key initiatives, grow sales, manage expenses and serve our customers like never before. Together, we are successfully transforming Rite Aid into a true neighborhood destination for health and wellness. As a result, our company is stronger and better equipped to meet the individual wellness needs of our valued customers and patients,” Standley added.

Fourth Quarter Summary

Revenues for the thirteen week fourth quarter were $6.5 billion compared to revenues of $7.1 billion in the prior year fourteen-week fourth quarter. Revenues decreased 9.7 percent primarily as a result of one less week this year and the impact of lower cost generics on pharmacy sales.

Same store sales for the quarter decreased 2.0 percent over the prior-year period, consisting of a 0.3 percent increase in the front end offset by a 3.1 percent decrease in the pharmacy. Pharmacy sales benefited from a 3.0 percent increase in the number of prescriptions filled in same stores, which was more than offset by an approximate 659 basis point negative impact from new generic introductions. Although new generic introductions have a negative impact on sales, they have a positive impact on gross profit. Prescription sales accounted for 66.5 percent of total drugstore sales and third party prescription sales were 96.6 percent of pharmacy sales.

Fourth quarter net income was $123.1 million or $0.13 per diluted share compared to last year’s fourth quarter net loss of $161.3 million or $0.18 per diluted share. An increase in Adjusted EBITDA and a LIFO credit resulting from significant generic drug deflation were the key contributors to the current quarter net income. Partially offsetting those improvements was a loss on debt retirement as a result of the refinancing completed during the quarter.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $340.3 million or 5.3 percent of revenues compared to $274.3 million or 3.8 percent of revenues for the fourth quarter last year. Adjusted EBITDA improved due to an improvement in pharmacy gross margin resulting from new generic introductions and an increase in prescriptions filled at comparable stores, partially offset by the impact of one less week in the current quarter.

In the fourth quarter, the company relocated four stores, remodeled 112 stores and closed 10 stores. Stores in operation at the end of the fourth quarter totaled 4,623. The Company had 797 wellness stores at year end.

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Rite Aid FY13 Q4 Press Release – page 3

Full Year Results

For the 52-week fiscal year ended March 2, 2013, Rite Aid had revenues of $25.4 billion compared to $26.1 billion for the 53-week prior year. Revenues decreased by 2.8 percent, primarily driven by one less week in fiscal 2013 and the impact of lower cost generics on pharmacy sales.

Same store sales for the year decreased 0.3 percent over the prior year period consisting of a front end same store sales increase of 1.4 percent offset by a 1.0 percent decrease in pharmacy same store sales. Pharmacy sales benefited from a 3.4 percent increase in the number of prescriptions filled in same stores, which was more than offset by an approximate 665 basis point negative impact from new generic introductions. Prescription sales accounted for 67.6 percent of total drugstore sales, and third party prescription sales were 96.6 percent of pharmacy sales.

Net income for fiscal 2013 was $118.1 million or $0.12 per diluted share compared to last year’s net loss of $368.6 million or $0.43 per diluted share. Contributing to the increase in net income was an increase in Adjusted EBITDA and a LIFO credit resulting from significant generic drug deflation, partially offset by a higher loss on debt retirement compared to last year.

As computed on the attached table, Adjusted EBITDA was $1,128.4 million or 4.4 percent of revenues for the year compared to $942.9 million or 3.6 percent of revenues for last year. The increase in Adjusted EBITDA was driven by gross profit from increases in generic drugs dispensed and prescriptions filled at comparable stores, partially offset by the impact of one less week in the current fiscal year.

For the year, the company relocated 13 stores, remodeled 516 stores and closed 44 stores.

Outlook for Fiscal 2014

The company’s outlook for fiscal 2014 is based on the anticipated benefit of its wellness remodels, customer loyalty program and other initiatives to grow sales and drive operational efficiencies. The company’s outlook also considers the cycling of the prescriptions from the Walgreens/Express Scripts dispute, planned wage and benefit increases, the softening impact of new generic introductions and a challenging reimbursement rate environment.

Rite Aid said it expects sales to be between $24.9 billion and $25.3 billion in fiscal 2014 with same store sales expected to range from a decrease of 0.75 percent to an increase of 0.75 percent over fiscal 2013.

Adjusted EBITDA (which is reconciled to net income on the attached table) is expected to be between $1.075 billion and $1.175 billion.

Net income for fiscal 2014 is expected to be between $45 million and $200 million or income per diluted share of $0.04 to $0.20.

Capital expenditures are expected to be approximately $400 million.

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Rite Aid FY13 Q4 Press Release – page 4

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on April 13, 2013. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 24861186.

Rite Aid is one of the nation’s leading drugstore chains with 4,623 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding reduction of tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	March 2, 2013	March 3, 2012
ASSETS
Current assets:
Cash and cash equivalents	$129,452	$162,285
Accounts receivable, net	929,476	1,013,233
Inventories, net of LIFO reserve of $915,241 and $1,063,123	3,154,742	3,138,455
Prepaid expenses and other current assets	195,377	190,613
Total current assets	4,409,047	4,504,586
Property, plant and equipment, net	1,895,650	1,902,021
Other intangibles, net	464,404	528,775
Other assets	309,618	428,909
Total assets	$7,078,719	$7,364,291

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$37,311	$79,421
Accounts payable	1,384,644	1,426,391
Accrued salaries, wages and other current liabilities	1,156,315	1,064,507
Total current liabilities	2,578,270	2,570,319
Long-term debt, less current maturities	5,904,370	6,141,773
Lease financing obligations, less current maturities	91,850	107,007
Other noncurrent liabilities	963,663	1,131,948
Total liabilities	9,538,153	9,951,047

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	182,097	171,569
Common stock	904,268	898,687
Additional paid-in capital	4,280,831	4,278,988
Accumulated deficit	(7,765,262)	(7,883,367)
Accumulated other comprehensive loss	(61,369)	(52,634)
Total stockholders’ deficit	(2,459,434)	(2,586,756)
Total liabilities and stockholders’ deficit	$7,078,719	$7,364,291

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended March 2, 2013	Fourteen weeks ended March 3, 2012
Revenues	$6,455,245	$7,146,754
Costs and expenses:
Cost of goods sold	4,407,482	5,364,679
Selling, general and administrative expenses	1,682,332	1,758,325
Lease termination and impairment charges	36,567	56,305
Interest expense	127,408	137,739
Loss on debt retirements, net	122,660	16,066
Loss (gain) on sale of assets, net	2,491	(891)

	6,378,940	7,332,223

Income (loss) before income taxes	76,305	(185,469)
Income tax benefit	(46,782)	(24,219)
Net income (loss)	$123,087	$(161,250)

Basic and diluted earnings (loss) per share:

Numerator for earnings (loss) per share:
Net income (loss)	$123,087	$(161,250)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(2,691)	(2,535)
Income (loss) attributable to common stockholders - basic	120,371	(163,810)
Add back - Interest on convertible notes	1,364	—
Add back - Cumulative preferred stock dividends	2,691	—
Income (loss) attributable to common stockholders - diluted	$124,426	$(163,810)

Denominator:
Basic weighted average shares	891,303	887,020
Outstanding options and restricted shares	19,608	—
Convertible notes	24,800	—
Convertible preferred stock	33,109	—

Diluted weighted average shares	968,820	887,020

Basic income (loss) per share	$0.14	$(0.18)
Diluted income (loss) per share	$0.13	$(0.18)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended March 2, 2013	Fifty-three weeks ended March 3, 2012
Revenues	$25,392,263	$26,121,222
Costs and expenses:
Cost of goods sold	18,073,987	19,327,887
Selling, general and administrative expenses	6,600,765	6,531,411
Lease termination and impairment charges	70,859	100,053
Interest expense	515,421	529,255
Loss on debt retirements, net	140,502	33,576
Gain on sale of assets, net	(16,776)	(8,703)

	25,384,758	26,513,479

Income (loss) before income taxes	7,505	(392,257)
Income tax benefit	(110,600)	(23,686)
Net income (loss)	$118,105	$(368,571)

Basic and diluted earnings (loss) per share:

Numerator for earnings (loss) per share:
Net income (loss)	$118,105	$(368,571)
Accretion of redeemable preferred stock	(102)	(102)
Cumulative preferred stock dividends	(10,528)	(9,919)
Income (loss) attributable to common stockholders - basic and diluted	$107,475	$(378,592)

Denominator:
Basic weighted average shares	889,562	885,819
Outstanding options and restricted shares	17,697	—

Diluted weighted average shares	907,259	885,819

Basic and diluted income (loss) per share	$0.12	$(0.43)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(unaudited)

	Thirteen weeks ended March 2, 2013	Fourteen weeks ended March 3, 2012
Net income (loss)	$123,087	$(161,250)
Other comprehensive loss:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	(11,794)	(24,263)
Total other comprehensive loss	(11,794)	(24,263)
Comprehensive income (loss)	$111,293	$(185,513)

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(unaudited)

	Fifty-two weeks ended March 2, 2013	Fifty-three weeks ended March 3, 2012
Net income (loss)	$118,105	$(368,571)
Other comprehensive loss:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	(8,735)	(22,492)
Total other comprehensive loss	(8,735)	(22,492)
Comprehensive income (loss)	$109,370	$(391,063)

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended March 2, 2013	Fourteen weeks ended March 3, 2012

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,455,245	$7,146,754
Cost of goods sold	4,407,482	5,364,679
Gross profit	2,047,763	1,782,075
LIFO (credit) charge	(175,384)	121,219
FIFO gross profit	1,872,379	1,903,294

Gross profit as a percentage of revenues	31.72%	24.94%
LIFO (credit) charge as a percentage of revenues	-2.72%	1.70%
FIFO gross profit as a percentage of revenues	29.01%	26.63%

Selling, general and administrative expenses	1,682,332	1,758,325
Selling, general and administrative expenses as a percentage of revenues	26.06%	24.60%

Cash interest expense	119,497	128,742
Non-cash interest expense	7,911	8,997
Total interest expense	127,408	137,739

Adjusted EBITDA	340,277	274,332
Adjusted EBITDA as a percentage of revenues	5.27%	3.84%

Net income (loss)	123,087	(161,250)
Net income (loss) as a percentage of revenues	1.91%	-2.26%

Total debt	6,033,531	6,328,201
Invested cash	16,127	58,753
Total debt net of invested cash	6,017,404	6,269,448

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	82,651	68,866
Intangible assets acquired	21,475	7,043
Total cash capital expenditures	104,126	75,909
Equipment received for noncash consideration	649	524
Equipment financed under capital leases	655	576
Gross capital expenditures	$105,430	$77,009

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Fifty-two weeks ended March 2, 2013	Fifty-three weeks ended March 3, 2012

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$25,392,263	$26,121,222
Cost of goods sold	18,073,987	19,327,887
Gross profit	7,318,276	6,793,335
LIFO (credit) charge	(147,882)	188,722
FIFO gross profit	7,170,394	6,982,057

Gross profit as a percentage of revenues	28.82%	26.01%
LIFO (credit) charge as a percentage of revenues	-0.58%	0.72%
FIFO gross profit as a percentage of revenues	28.24%	26.73%

Selling, general and administrative expenses	6,600,765	6,531,411
Selling, general and administrative expenses as a percentage of revenues	26.00%	25.00%

Cash interest expense	484,426	494,486
Non-cash interest expense	30,995	34,769
Total interest expense	515,421	529,255

Adjusted EBITDA	1,128,379	942,902
Adjusted EBITDA as a percentage of revenues	4.44%	3.61%

Net income (loss)	118,105	(368,571)
Net income (loss) as a percentage of revenues	0.47%	-1.41%

Total debt	6,033,531	6,328,201
Invested cash	16,127	58,753
Total debt net of invested cash	6,017,404	6,269,448

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	315,846	215,004
Intangible assets acquired	67,134	35,133
Total cash capital expenditures	382,980	250,137
Equipment received for noncash consideration	3,285	3,616
Equipment financed under capital leases	7,906	7,052
Gross capital expenditures	$394,171	$260,805

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended March 2, 2013	Fourteen weeks ended March 3, 2012

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$123,087	$(161,250)
Adjustments:
Interest expense	127,408	137,739
Income tax benefit	(46,782)	(24,219)
Reduction of tax indemnification asset	31,077	—
Depreciation and amortization	102,951	107,201
LIFO (credit) charge	(175,384)	121,219
Lease termination and impairment charges	36,567	56,305
Stock-based compensation expense	4,845	4,249
Loss (gain) on sale of assets, net	2,491	(891)
Loss on debt retirements, net	122,660	16,066
Closed facility liquidation expense	1,009	1,346
Customer loyalty card program revenue deferral	10,317	7,951
Other	31	8,616
Adjusted EBITDA	$340,277	$274,332
Percent of revenues	5.27%	3.84%

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

	Fifty-two weeks ended March 2, 2013	Fifty-three weeks ended March 3, 2012

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$118,105	$(368,571)
Adjustments:
Interest expense	515,421	529,255
Income tax benefit	(110,600)	(23,686)
Reduction of tax indemnification asset	91,314	—
Depreciation and amortization	414,111	440,582
LIFO (credit) charge	(147,882)	188,722
Lease termination and impairment charges	70,859	100,053
Stock-based compensation expense	17,717	15,861
Gain on sale of assets, net	(16,776)	(8,703)
Loss on debt retirements, net	140,502	33,576
Closed facility liquidation expense	5,272	6,505
Severance costs	(72)	256
Customer loyalty card program revenue deferral	26,564	30,856
Other	3,844	(1,804)
Adjusted EBITDA	$1,128,379	$942,902
Percent of revenues	4.44%	3.61%

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended March 2, 2013	Fourteen weeks ended March 3, 2012

OPERATING ACTIVITIES:
Net income (loss)	$123,087	$(161,250)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	102,951	107,201
Lease termination and impairment charges	36,567	56,305
LIFO (credit) charge	(175,384)	121,219
Loss (gain) on sale of assets, net	2,491	(891)
Stock-based compensation expense	4,845	4,249
Loss on debt retirements, net	122,660	16,066
Changes in operating assets and liabilities:
Accounts receivable	(13,011)	(41,145)
Inventories	117,045	129,001
Accounts payable	(55,566)	(33,623)
Other assets and liabilities, net	(45,334)	(186,636)
Net cash provided by operating activities	220,351	10,496
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(82,651)	(68,866)
Intangible assets acquired	(21,475)	(7,043)
Proceeds from sale-leaseback transactions	—	3,610
Proceeds from dispositions of assets and investments	2,576	5,975
Net cash used in investing activities	(101,550)	(66,324)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,631,000	481,000
Net proceeds from (payments to) revolver	665,000	(55,000)
Principal payments on long-term debt	(2,441,062)	(408,820)
Change in zero balance cash accounts	(152)	73,509
Net proceeds from the issuance of common stock	543	348
Financing fees paid for early debt redemption	(64,305)	(11,778)
Deferred financing costs paid	(44,014)	(9,620)
Net cash (used in) provided by financing activities	(252,990)	69,639
(Decrease) increase in cash and cash equivalents	(134,189)	13,811
Cash and cash equivalents, beginning of period	263,641	148,474
Cash and cash equivalents, end of period	$129,452	$162,285

Chart 10

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Fifty-two weeks ended March 2, 2013	Fifty-three weeks ended March 3, 2012

OPERATING ACTIVITIES:
Net income (loss)	$118,105	$(368,571)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	414,111	440,582
Lease termination and impairment charges	70,859	100,053
LIFO (credit) charge	(147,882)	188,722
Gain on sale of assets, net	(16,776)	(8,703)
Stock-based compensation expense	17,717	15,861
Loss on debt retirements, net	140,502	33,576
Changes in operating assets and liabilities:
Accounts receivable	82,721	(48,781)
Inventories	130,100	(169,935)
Accounts payable	(68)	146,302
Other assets and liabilities, net	10,199	(62,569)
Net cash provided by operating activities	819,588	266,537
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(315,846)	(215,004)
Intangible assets acquired	(67,134)	(35,133)
Proceeds from sale-leaseback transactions	6,355	6,038
Proceeds from dispositions of assets and investments	30,320	22,930
Net cash used in investing activities	(346,305)	(221,169)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	2,057,263	822,285
Net proceeds from revolver	529,000	108,000
Principal payments on long-term debt	(2,920,209)	(848,373)
Change in zero balance cash accounts	(43,659)	(32,838)
Net proceeds from the issuance of common stock	1,646	914
Financing fees paid for early debt redemption	(75,374)	(11,778)
Deferred financing costs paid	(54,783)	(12,409)
Net cash (used in) provided by financing activities	(506,116)	25,801
(Decrease) increase in cash and cash equivalents	(32,833)	71,169
Cash and cash equivalents, beginning of period	162,285	91,116
Cash and cash equivalents, end of period	$129,452	$162,285

Chart 11

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 1, 2014

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$24,900,000	$25,300,000

Same store sales (a)	-0.75%	0.75%

Gross capital expenditures	$400,000	$400,000

Reconciliation of net income to adjusted EBITDA:
Net income	$45,000	$200,000
Adjustments:
Interest expense	457,000	454,000
Income tax benefit	(27,000)	(28,000)
Reduction of tax indemnification asset	30,000	30,000
Depreciation and amortization	405,000	400,000
LIFO charge	60,000	35,000
Store closing and impairment charges	80,000	70,000
Stock-based compensation expense	18,000	17,000
Customer loyalty card program revenue deferral	5,000	—
Other	2,000	(3,000)
Adjusted EBITDA	$1,075,000	$1,175,000

Diluted income per share	$0.04	$0.20

(a) Reflects approximately 250 basis points reduction in pharmacy same store sales from new generic introductions.

Chart 12